Exhibit 99.1
Victoria’s Secret & Co. Provides First Quarter 2025 Preliminary Results and Update on Security Incident Involving Information Technology Systems

First quarter 2025 earnings release and call webcast postponed

Company expects net sales, adjusted operating income, and adjusted diluted EPS for the first quarter to be near or exceed the high-end of previously issued guidance ranges

Reynoldsburg, Ohio (June 3, 2025)—Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) is providing an update on a recent security incident involving its information technology systems.

On May 24, 2025, the Company detected a security incident involving its information technology systems. The Company immediately enacted its response protocols to attempt to contain and eradicate unauthorized network access, and third-party experts were engaged.

As a precaution, the Company also temporarily shut down its corporate systems and e-commerce website on May 26, 2025. The website was restored on May 29, 2025 and work is ongoing to restore full access to corporate systems. The incident also affected certain limited functions in Victoria’s Secret and PINK stores, most of which have been restored.

The incident did not impact the Company’s financial results for the first quarter of fiscal 2025, which were near or exceeded the high-end of guidance as discussed below. However, the restoration process has prevented employees from accessing certain systems and information needed to support the Company’s release of its financial results for the first quarter ended May 3, 2025. As a result, the Company is postponing the date of its previously announced first quarter 2025 earnings release and earnings call webcast. The Company plans to announce a new earnings release and earnings call webcast date in due course.

The Company continues to assess the full scope and impact of the incident, under the oversight of the Audit Committee of the Board of Directors. Although this incident has not caused a material disruption to its operations to date, the Company has incurred, and may continue to incur, expenses and other financial impacts related to this incident, which could negatively impact its future financial results, including for the second quarter of fiscal 2025.

First Quarter 2025 Preliminary Financial Results

In conjunction with today’s announcement, the Company is providing preliminary results for the first quarter 2025. Net sales, adjusted operating income, and adjusted diluted earnings per share for the first quarter are expected to be near or exceed the high-end of previously issued guidance ranges as highlighted in the table below.

First Quarter 2025
	Preliminary Results	Prior Guidance

Net Sales	$1.35 billion	$1.30 billion to $1.33 billion

Adjusted Operating Income	$32 million	$10 - $30 million

Adjusted Net Income (Loss) Per Diluted Share	$0.09	($0.10) to $0.10

Adjusted operating income and adjusted diluted earnings per share are non-GAAP financial measures. At the conclusion of this press release, we have included more information regarding these non-GAAP financial measures, including a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure computed in accordance with GAAP.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, apparel, casual sleepwear, swim, lounge and sport, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,380 retail stores in nearly 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•uncertainty in the global trade environment, including the imposition or threatened imposition of tariffs or other trade restrictions;
•our ability to successfully implement our strategic plan;
•difficulties arising from changes and turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to integrate acquired businesses and realize the benefits and synergies sought with such acquisitions;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦foreign currency exchange rate fluctuations; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2025.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income and net income (loss) per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to each non-GAAP financial measure.

First Quarter 2025
Reconciliation of Preliminary Results
Preliminary Operating Income - GAAP	$20 million
Amortization of Intangible Assets (a)	$6 million
Restructuring and Other One-time Charges (b)	$6 million
Preliminary Adjusted Operating Income	$32 million

Preliminary Net Loss Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	($0.02)
Amortization of Intangible Assets (a)	$0.06
Restructuring and Other One-time Charges (b)	$0.05
Preliminary Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.09
(a) In the first quarter of 2025, we recognized amortization expense of $6 million ($5 million after tax) included in general, administrative and store operating expense, related to our definite-lived intangible assets.
(b) In the first quarter of 2025, we recognized pre-tax charges of $6 million ($4 million after tax), $4 million included in general, administrative and store operating expense and $2 million included in buying and occupancy expense, related to activities to restructure our executive leadership team and other one-time expenses.